                              AGREEMENT OF SUBLEASE

                                     between

                NEDERLANDER TELEVISION AND FILM PRODUCTION, INC.,
                                   Sublandlord

                                       and

                              RIDDELL SPORTS INC.,
                                    Subtenant

                                    Premises:
                                    --------

                            Portion of the 20th Floor
                                  1450 Broadway
                               New York, New York

     AGREEMENT OF SUBLEASE, made as of the ____ day of February, 2000, between NEDERLANDER TELEVISION AND FILM PRODUCTION, INC., a New York corporation, having an office at 1450 Broadway, New York, New York ("Sublandlord"), and RIDDELL SPORTS INC., a Delaware corporation, having an office at 1450 Broadway, New York, New York ("Subtenant").

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, pursuant to a Lease Agreement (the "Lease"), dated as of August 24, 1999, between BROADWAY AND 41ST ASSOCIATES LIMITED PARTNERSHIP ("Prime Landlord"), as landlord, and Sublandlord, as tenant, Prime Landlord leased to Sublandlord certain premises (the "Entire Premises") comprised of the entire 20th Floor of the building known as 1450 Broadway, New York, New York (the "Building"), as such premises are more particularly described in the Lease; and

     WHEREAS, Sublandlord desires to sublease to Subtenant that portion of the Entire Premises consisting of approximately 3,476 square feet of rentable space on the 20th Floor (the "Demised Premises"), and Subtenant desires to hire the Demised Premises from Sublandlord on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

     1. Subleasing of Demised Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Demised Premises, upon and subject to the terms and conditions hereinafter set forth, as the Demised Premises are more particularly depicted on the floor plan annexed hereto as Exhibit A.

     2. Term. Subject to the terms hereof, the term (the "Term") of this Sublease shall commence on the date (the "Commencement Date") which is the later to occur of (x) the date upon which the construction work in the Demised Premises is substantially completed, and (y) the date upon which the Consent (as defined in Article 8 hereof) is obtained, and shall expire on September 29, 2009 (the "Expiration Date"), or on such earlier date that the Term expires or terminates pursuant to any of the conditions or covenants of this Sublease or pursuant to law.

     3. Fixed Rent and Additional Rent.

     3.1. Subtenant shall pay to Sublandlord, commencing on the Commencement Date and throughout the Term, in currency which at the time of payment is legal tender for public and private debts in the United States of America, the fixed rent ("Fixed Rent"), three (3) business days prior to the first (1st) day of each month during the Term (except that Subtenant shall pay the first full monthly installment of Fixed Rent on the execution hereof):

     (a) for the period commencing on the Commencement Date and ending on September 30, 2002, the sum of One Hundred Sixteen Thousand Nine Hundred Seventy and 00/100 Dollars ($116,970.00) per annum, payable in equal monthly installments of $9,747.50;

     (b) for the period commencing on October 1, 2002, and ending on September 30, 2005, the sum of One Hundred Twenty-Three Thousand Nine Hundred Twenty-Two and 00/100 Dollars ($123,922.00) per annum, payable in equal monthly installments of $10,326.83;

     (c) for the period commencing on October 1, 2005, and ending on September 30, 2008, the sum of One Hundred Thirty Thousand Eight Hundred Seventy-Four and 00/100 Dollars ($130,874.00) per annum, payable in equal monthly installments of $10,906.17; and

     (d) for the period commencing on October 1, 2008, and ending on September 29, 2009, the sum of One Hundred Thirty-Seven Thousand Eight Hundred Twenty-Six and 00/100 Dollars ($137,826.00) per annum, payable in equal monthly installments of $11,485.50.

     3.2. For each Tax Year during the Term, Subtenant shall pay to Sublandlord as and for additional rent an amount equal to thirty-two and four-tenths percent (32.4%) ("Subtenant's Percentage") of the amount by which Sublandlord's Tax Payment, as defined in Article 40 of the Lease (the "Tax Payment") exceeds the Tax Payment for Tax Year 1999/2000. Subtenant's Percentage for each Tax Year shall be due and payable in installments in the same manner that the Tax Payment for such Tax Year is due and payable by Sublandlord to Prime Landlord. Subtenant shall pay the Subtenant's Percentage within ten (10) days after the forwarding by Sublandlord to Subtenant of a statement furnished to Sublandlord by Prime Landlord; provided, however, in no event shall Subtenant be required to remit such amount to Sublandlord more than ten (10) days in advance of when such amount is due and payable by Sublandlord to Prime Landlord. Subtenant shall be entitled to Subtenant's Percentage of any refunds of such Tax Payment that are paid or credited to Sublandlord by Prime Landlord under the Lease. Sublandlord shall pay or credit Subtenant in respect of any such refunds promptly after Sublandlord is paid or credited such refunds under the Lease.

     3.3. For each Operating Year during the term subsequent to the calendar year ending December 31, 2000 (the "Base Year"), Subtenant shall pay to Sublandlord thirty-two and four-tenths percent (32.4%) ("Subtenant's Share") of the Operating Expenses (as such term is defined in the Article 41 of the Lease) that are payable by Sublandlord to Prime Landlord under the Lease on the dates and in the manner provided in the Lease. Subtenant shall pay the Subtenant's Share to Sublandlord within ten (10) days after the forwarding by Sublandlord to Subtenant of the Escalation Statement (as such term is defined in Article 41 of the Lease) or similar statement received by Sublandlord; provided, however, in no event shall Subtenant be required to remit such amount to Sublandlord more than ten (10) days in advance of when such amount is due and payable by Sublandlord to Prime Landlord. Subtenant shall be entitled to Subtenant's Share of any refunds of such Operating Expenses that are paid or credited to Sublandlord by Prime Landlord under the Lease. Sublandlord shall pay or credit Subtenant in respect of any such refunds promptly after Sublandlord is paid or credited such refunds under the Lease.

     3.4. Subtenant shall pay to Sublandlord, on account of electricity consumed in the Demised Premises, thirty-two and four-tenths percent (32.4%) of the cost of electricity consumed in the Entire Premises, as measured by a submeter or submeters as provided in Article 43 of the Lease. Subtenant shall make such payment on account of electricity to Sublandlord within ten (10) days after rendition of a bill therefor; provided, however, in no event shall Subtenant be required to remit such amount to Sublandlord more than ten (10) days in advance of when such amount is due and payable by Sublandlord to Prime Landlord.

     3.5. All Fixed Rent, Subtenant's Percentage of taxes, Subtenant's Share of Operating Expenses, additional rent, electricity, and all other costs, charges and sums payable by Subtenant hereunder (collectively the "Rental"), shall constitute rent under this Sublease, and shall be payable to Sublandlord at its address as set forth in Article 13 hereof, unless Sublandlord shall otherwise so direct in writing.

     3.6. Subtenant shall promptly pay the Rental as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever, except as expressly set forth herein, and, in the event of Subtenant's failure to pay the same when due (subject to grace periods provided herein), Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity, including, without limitation, the right to collect interest pursuant to Article 39 of the Lease.

     3.7. Sublandlord's failure during the Term to prepare and deliver any statements or bills required to be delivered to Subtenant hereunder, or Sublandlord's or Subtenant's failure, as the case may be, to make a demand under this Article 3 or under any other provisions of this Sublease shall not in any way be deemed to be a waiver of any such breach, agreement, term, covenant or condition, or cause Sublandlord to forfeit or surrender its rights to collect any Rental which may have become due pursuant to this Article 3 during the Term. Subtenant's liability for the Fixed Rent and additional rent due under this
Article 3 accruing during the Term, and Sublandlord's obligation to refund overpayments of or adjustments of any Rental paid to it by Subtenant, shall survive the expiration or sooner termination of this Sublease.

     3.8. Except as otherwise provided herein, in no event shall any adjustment of any payments payable by Subtenant result in a decrease in the Fixed Rent, nor shall any adjustment of any item of additional rent payable by Subtenant result in a decrease in any other item of additional rent payable by Subtenant, it being understood and agreed that the payment of any item of additional rent under this Article 3 is an obligation supplemental to Subtenant's obligations to pay Fixed Rent and any other item of additional rent. Notwithstanding anything to the contrary contained in this Article 3, the Fixed Rent payable by Subtenant to Sublandlord under Section 3.1 hereof shall be abated during the period commencing on the Commencement Date and ending on the date on which Sublandlord's abatement of Fixed Rent payable by Sublandlord to Prime Landlord ends pursuant to Section 39(e) of the Lease (it being understood and agreed that Sublandlord's rent abatement under Section 39(e) of the Lease ends on March 31,
2000).

     4. Subordination to and Incorporation of the Lease.

     4.1. This Sublease is in all respects subject and subordinate to the terms and conditions of the Lease (a true and complete copy of which has been furnished by Sublandlord to Subtenant), and to all matters to which the Lease is subject and subordinate. Subtenant shall indemnify Sublandlord for, and shall hold it harmless from and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Sublandlord by reason of Subtenant's failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on

Sublandlord's part to be kept, observed or performed under the Lease to the extent same shall have been incorporated herein, or otherwise arising out of or with respect to Subtenant's use and occupancy of the Demised Premises from and after the Commencement Date.

     4.2. Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, or to the extent not applicable to the Demised Premises, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length; provided that the following portions of the Lease shall not so be incorporated herein: "Basic Lease Provisions", Section 1, Section 28, Section 34, Section 38,
Section 39(a) and (f), Section 43, Section 47, Section 68(a),(c),(d),(i)-(l),
Section 70, Section 76, and Exhibits A, B, and C; provided further that for purposes of this Agreement:

     (a) the term "Landlord" shall be deemed to refer to Sublandlord;

     (b) the term "Tenant" shall be deemed to refer to Subtenant;

     (c) the term "Premises" shall be deemed to refer to the Demised Premises;

     (d) the term "this Lease" shall be deemed to refer to this Sublease or this Agreement;

     (e) the term the "Fixed Rents" shall be deemed to refer to the Fixed Rent;

     (f) in any case in the Lease where Landlord reserves the right to enter the Demised Premises, for purposes of incorporation herein, such right shall inure to Sublandlord and to Prime Landlord;

     (g) to the extent that the Lease requires Tenant to maintain any insurance policy naming Landlord as an additional insured thereunder, for purposes of incorporation herein, Subtenant shall name Sublandlord and Prime Landlord as additional insureds thereunder; and

     5. Security Deposit. Subtenant shall deposit with Sublandlord on the signing of this Sublease an amount equal to Thirty-Eight Thousand Nine Hundred Ninety and 00/100 Dollars ($38,990.00) as security for the faithful performance and observance by Subtenant of the terms, covenants, conditions and provisions of this Sublease, including, without limitation, the surrender of possession of the Demised Premises to Sublandlord as herein provided. If an Event of Default shall occur and be continuing, Sublandlord may apply the whole or any part of the security so deposited (i) toward the payment of any Fixed Rent, additional rent or any other item of Rental as to which Subtenant is in default, (ii) toward any sum which Sublandlord may reasonably expend or be required to expend by reason of Subtenant's default in respect of any of the terms, covenants and conditions of this Sublease, including, without limitation, any damage, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Sublandlord, and (iii) toward any damage or deficiency incurred or suffered by Sublandlord in the re-subletting of the Demised Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Sublandlord. If Sublandlord applies or retains any part of the security so deposited in accordance with the terms hereof, Subtenant, upon demand, shall deposit with Sublandlord the amount so applied or retained so that Sublandlord shall have the full deposit on hand at all times during the Term. If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Subtenant within thirty (30) days after the Expiration Date and after delivery of possession of the Demised Premises to Sublandlord. Subtenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     6. Covenants and Representations with Respect to the Lease.

     6.1. Subtenant shall not do anything that would constitute a default under the Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Lease. Sublandlord shall not do anything that would constitute a default under the Lease or omit to do anything that Sublandlord is obligated to do under the terms of the Lease so as to cause there to be a default under the Lease. Sublandlord shall not terminate, cancel, surrender, modify or amend the Lease so as to materially deprive Subtenant of its rights under this Sublease, in each case without the consent of Subtenant, which consent shall not be unreasonably withheld. Sublandlord represents and warrants to Subtenant that (i) the Lease is in full force and effect and has not been modified, supplemented or amended except as set forth herein, (ii) Sublandlord has received no notice that Sublandlord is in default under the Lease beyond applicable notice and cure periods, and (iii) Sublandlord has not entered into any sublease, assignment or occupancy agreement transferring Sublandlord's interest in the Demised Premises to any party other than Subtenant.

     6.2. The time limits set forth in the Lease for the giving of notices, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so) within three (3) days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Demised Premises or the use or occupancy thereof after receipt of same from Prime Landlord.

     7. Services and Repairs. Notwithstanding anything to the contrary contained in this Sublease or in the Lease, Sublandlord shall not be required to provide any of the services that Prime Landlord has agreed to provide, whether or not specified in the Lease (or required by law), or make any of the repairs or restorations that Prime Landlord has agreed to make pursuant to the Lease (or required by law), or provide the parking access, or comply with any laws or requirements of any governmental authorities, or take any other action that Prime Landlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Lease, but Sublandlord agrees to use all diligent efforts, at Subtenant's sole cost and expense, to obtain the same from Prime Landlord (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which might give rise to a default under the Lease), and Subtenant shall rely upon, and look solely to, Prime Landlord for the provision, furnishing or making thereof or compliance therewith. If Prime Landlord shall default in the performance of any of its obligations under the Lease, Sublandlord, upon request and at the expense of Subtenant, shall timely institute and diligently prosecute any action or proceeding which Subtenant, in its reasonable judgment, deems meritorious, in order to have Prime Landlord make such repairs, provide such services or comply with any other obligation of Prime Landlord under the Lease or as required by law.

     8. Consents.

     8.1. If Prime Landlord shall withhold its consent or approval in connection with this Sublease or the Demised Premises in any instance where, under the Lease, the consent or approval of Prime Landlord may not be unreasonably withheld, Sublandlord, upon the request and at the expense of Subtenant, shall either (i) timely institute and diligently prosecute any action or proceeding which Sublandlord, in its reasonable judgment, deems meritorious, in order to dispute such action by Prime Landlord, or (ii) permit Subtenant, to the extent allowable under the Lease, to institute and prosecute such action or proceeding in the name of Sublandlord, provided that Subtenant shall keep Sublandlord informed of its actions and shall not take any action which might give rise to a default under the Lease.

     8.2. Sublandlord shall not withhold, condition or delay its consent or approval in connection with any request of Subtenant therefor pursuant to this Sublease if the Prime Landlord under the Lease has given Prime Landlord's consent or approval with respect to such request.

     8.3. This Sublease shall become effective only if the written consent (the "Consent") of Prime Landlord is obtained in accordance with the provisions of the Lease. Upon execution and delivery of this Sublease by Sublandlord and Subtenant, Sublandlord shall promptly request the consent of Prime Landlord to this Sublease. Subtenant agrees to cooperate in good faith with Sublandlord and shall comply with any reasonable requests made of Subtenant by Sublandlord or Prime Landlord in the procurement of the Consent. If the Consent is not obtained within sixty (60) days following the execution and delivery of this Sublease (the "Outside Date") by both parties, then Sublandlord or Subtenant may cancel this Sublease by giving written notice thereof to the other party not later than ten (10) days after the Outside Date. Upon either party's receipt of a valid notice of cancellation, this Sublease shall be null and void and Sublandlord shall return to Subtenant any amounts theretofore paid by Subtenant to Sublandlord hereunder, and thereupon neither party shall have any further obligation to the other under this Sublease. Sublandlord and Subtenant may agree, upon mutual consent, to postpone the Outside Date. In the event the parties agree to postpone the Outside Date, Sublandlord and Subtenant shall execute an agreement confirming the new Outside Date.

     9. Termination of Lease. If the Lease is terminated (x) by Prime Landlord pursuant to the terms thereof with respect to all or any portion of the Entire Premises prior to the Expiration Date for any reason whatsoever, including, without limitation, by reason of casualty or condemnation, or (y) by Sublandlord by reason of casualty or condemnation, then, in either case, this Sublease shall thereupon terminate with respect to the Demised Premises and (unless such termination of the Lease shall be as a result of Sublandlord's default thereunder or a voluntary surrender of the Entire Premises, other than a surrender of all or any portion of the Entire Premises permitted under the Lease with respect to a termination of the Lease by reason of casualty to or condemnation of all or any portion of the Entire Premises or the Building) Sublandlord shall not be liable to Subtenant by reason thereof. In the event of such termination, Sublandlord shall return to Subtenant that portion of any Rental paid in advance by Subtenant with respect to the Demised Premises, if any, prorated as of the date of such termination.

     10. Damage, Destruction, Fire and other Casualty; Condemnation. Notwithstanding any contrary provisions of the Lease herein incorporated by reference, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Demised Premises, or be entitled to an abatement of Fixed Rent, additional rent or any other item of Rental, by reason of a casualty or condemnation affecting the Demised Premises, provided that if Sublandlord is entitled to an abatement of Fixed Rent, additional rent or any other item of Rental by reason of a casualty or condemnation affecting the Demised Premises, then Subtenant shall be entitled to a corresponding abatement with respect to its corresponding obligation under this Sublease.

     11. Assignment/Subletting. Notwithstanding anything to the contrary contained herein or in the Lease as incorporated herein, Sublandlord shall not unreasonably withhold, condition or delay its consent to a subletting of the Demised Premises or to an assignment of this Sublease provided that Prime Landlord has granted its consent to such subletting or such assignment. Upon the request of Subtenant, Sublandlord, at Subtenant's sole cost and expense, shall request the consent of Prime Landlord and cooperate with Subtenant in obtaining such consent.

     12. No Waivers. Failure by Sublandlord or Subtenant, as the case may be, in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by such party of any of the other party's defaults or breaches hereunder or of any of such party's rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of such other party's obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

     13. Notices. Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively "Communications") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by (x) personal delivery, receipted by the party to whom addressed, (y) registered or certified mail, return receipt requested, posted in a United States post office station in the continental United States, or (z) nationally recognized overnight courier, in each case addressed (i) to Sublandlord at its address first above written, Attention: Mr. Robert Nederlander, with a copy to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, Attention: Kenneth Hilton, Esq., and (ii) to Subtenant at its address first above written, Attention:

________________, with a copy to Zukerman Gore & Brandeis, LLP, 900 Third Avenue, New York, New York 10022, Attention: Jeffrey D. Zukerman, Esq. All such Communications shall be deemed to have been given, rendered or made when delivered and receipted by the party to whom addressed, in the case of personal delivery, or three (3) days after the day so mailed. Either party may, by notice as aforesaid actually received, designate a different address or addresses for Communications intended for it.

     14. Broker. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Sublease. Subtenant shall indemnify and hold Sublandlord harmless from and against any and all claims for commission, fees, or other compensation by any person or entity who shall claim to have dealt with Subtenant in connection with this Sublease, and for any and all costs incurred by Sublandlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Sublandlord shall indemnify and hold Subtenant harmless from and against any and all claims for commission, fees, or other compensation by any person or entity who shall claim to have dealt with Sublandlord in connection with this Sublease, and for any and all costs incurred by Subtenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this Article 14 shall survive the expiration or earlier termination of the Term hereof.

     15. Condition of the Demised Premises. Subtenant agrees to accept the Demised Premises in its "as is" condition as of the Commencement Date. Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Demised Premises, the use to which the Demised Premises may be put, or any other matter or thing affecting or relating to the Demised Premises, except as expressly provided in this Sublease. Sublandlord shall have no obligations whatsoever to alter, improve, decorate, service, repair or otherwise prepare the Demised Premises or any of the improvements, equipment, fixtures or other items therein for Subtenant's occupancy, except that Sublandlord shall construct Subtenant's offices in accordance with the plans and specifications attached hereto as Exhibit B and made a part hereof ("Subtenant's Plans"). Subtenant, upon the execution of this Sublease, shall pay to Sublandlord an amount equal to One Hundred Seventy-Five Thousand and 00/100 Dollars ($175,000.00) ("Subtenant's Contribution") as Subtenant's share of the costs and expenses incurred by Sublandlord in connection with the buildout of Subtenant's offices (it being agreed that Subtenant's Contribution shall be increased to the extent that Subtenant or its representatives request changes to Subtenant's Plans which increase the costs and expenses incurred by Sublandlord in connection therewith).

     16. Compliance with Law. Subtenant shall not do or permit any act or thing to be done upon the Demised Premises which may subject Sublandlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any requirement of law or any governmental regulation and shall exercise such control over the Demised Premises as to fully protect Sublandlord against any such liability.

     17. Miscellaneous.


     17.1. This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

     17.2. In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

     17.3. The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

     17.4. Capitalized terms used herein shall have the same meanings as are ascribed to them in the Lease, unless otherwise expressly defined herein.

     17.5. This Sublease is offered to Subtenant for signature with the express understanding and agreement that this Sublease shall not be binding upon Sublandlord unless and until Sublandlord shall have executed and delivered a fully executed copy of this Sublease to Subtenant.

     17.6. Neither the partners comprising Sublandlord and Subtenant (if either Sublandlord or Subtenant is a partnership), nor the shareholders, partners, directors or officers of Sublandlord and Subtenant or any of the foregoing (collectively, the "Parties") shall be liable for the performance of the obligations of Sublandlord and Subtenant, respectively, under this Sublease. Sublandlord and Subtenant shall look solely to the other party to enforce its respective obligations hereunder and shall not seek damages against any of the Parties. Sublandlord and Subtenant shall look only to the assets of the other party for the satisfaction of its remedies for the collection of a judgment (or other judicial process) requiring the payment of money by either Sublandlord or Subtenant in the event of any default by said party hereunder, and no property or assets of the Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of either Sublandlord or Subtenant under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder or Subtenant's use or occupancy of the Demised Premises.

     17.7. Notwithstanding anything contained herein, this Sublease shall be deemed to be a sublease of the Premises and not an assignment, in whole or in part, of Sublandlord's interest in the Lease.

     17.8. This Sublease shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.

                                    NEDERLANDER TELEVISION AND FILM PRODUCTION,
                                    INC., Sublandlord

                                    By:     /s/ Robert Nederlander
                                            ------------------------------------
                                            Name: Robert Nederlander
                                            Title:

                                    RIDDELL SPORTS INC., Subtenant


                                    By:     /s/ David Groelinger
                                            ------------------------------------
                                            Name: David Groelinger
                                            Title:

                Nederlander Television and Film Production, Inc.
                                  1450 Broadway
                               New York, New York

                                                           As of March ___, 2000


Riddell Sports Inc.
1450 Broadway
New York, New York

Re:     1450 Broadway, New York, New York
        ---------------------------------

Gentlemen:

     Reference is made to the Agreement of Sublease, dated as of ______________, 2000, between Nederlander Television and Film Production, Inc. ("Sublandlord"), as sublandlord, and Riddell Sports Inc. ("Subtenant"), as subtenant, with respect to a portion of the twentieth (20th) floor of the building located at 1450 Broadway, New York, New York (the "Sublease").

     Notwithstanding anything to the contrary contained in the Sublease, Sublandlord and Subtenant hereby agree as follows:

     1. Sublandlord and Subtenant each covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of the Sublease other than Helmsley-Spear, Inc. ("Broker");

     2. Subtenant shall indemnify and hold Sublandlord harmless from and against any and all claims for commission, fees, or other compensation by any person or entity (other than Broker) who shall claim to have dealt with Subtenant in connection with the Sublease, and for any and all costs incurred by Sublandlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements;

     3. Sublandlord shall indemnify and hold Subtenant harmless from and against any and all claims for commission, fees, or other compensation by any person or entity (including Broker) who shall claim to have dealt with Sublandlord in connection with the Sublease, and for any and all costs incurred by Subtenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements;

     4. Sublandlord shall pay all commission, fees, or other compensation due to Broker in connection with the Sublease pursuant to a separate agreement between Sublandlord and Broker; and

     5. the provisions set forth in this agreement shall survive the expiration or earlier termination of the term of the Sublease.

     Except as modified by this agreement, the Sublease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

     Please indicate your agreement with the foregoing by signing in the space indicated below.

                                Very truly yours,

                                Nederlander Television and Film Production, Inc.


                                By: /s/ Robert Nederlander
                                    --------------------------------------------
                                          Robert Nederlander, President



Agreed to:

Riddell Sports Inc.


By: /s/ David Groelinger
    ------------------------------
    Name: David Groelinger
    Title:

                                    EXHIBIT A

                       Floor Plan of the Demised Premises

The attached floor plan is annexed to and made a part of this Sublease solely to indicate the Demised Premises by outlining. All areas, conditions, dimensions, and location are approximate.

                                    EXHIBIT B

                                Subtenant's Plans

                                  See Attached


                                       13